Exhibit 99.1
comScore Reports Second Quarter 2010 Results
Revenue grows 34%year-over-year and reaches quarterly record of $42.0 million
RESTON, VA – July 29, 2010 – comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results, including record quarterly revenues, for the second quarter of 2010.
Revenue in the second quarter of 2010 was $42.0 million, an increase of 34% over the second quarter of 2009 and a quarterly record. GAAP income before income taxes was $1.8 million in the second quarter of 2010, compared to $2.6 million in the second quarter of 2009. GAAP net income was $0.8 million, or $0.03 per diluted share, in the second quarter of 2010, which included stock-based compensation expenses of $3.5 million and costs related to acquisitions and restructuring of $1.2 million. This compares to GAAP net income of $1.2 million, or $0.04 per diluted share, in the second quarter of 2009, which included stock-based compensation expenses of $2.5 million. Non-GAAP net income in the second quarter of 2010 was $6.4 million, or $0.20 per diluted share, compared to non-GAAP net income of $5.2 million, or $0.17 per diluted share, in the second quarter of 2009. Adjusted EBITDA was $9.0 million in the second quarter of 2010, compared to adjusted EBITDA of $7.0 million in the second quarter of 2009, representing an adjusted EBITDA margin of 21.4%.
Dr. Magid Abraham, comScore’s president and chief executive officer said, “We are pleased with the excellent revenue and adjusted EBITDA growth we achieved in the second quarter. Both metrics were well above our previously announced guidance and reflected positive growth in virtually every product area and customer segment. As in recent quarters, Media Metrix 360™ continued drawing new business and driving increased value from existing customers. Vertical markets with strong revenue growth in the second quarter included online publishers, consumer packaged goods, pharmaceuticals, technology, and telecommunications. Additionally, our AdEffx™ advertising effectiveness measurement suite continued to experience sequential revenue growth in the second quarter.”
“Our performance among our existing customers remained strong and was a major driver of our second quarter performance. Existing customer revenues grew by 36% compared to the second quarter of 2009. Subscription renewal rates were again above our historical level of at least 90%, as measured by revenue dollars.”
“Our revenue growth was also driven in part by the addition of new customers during the quarter. We added 72 net new customers in the second quarter, a record for quarterly organic net new customer additions. As many of these customers are subscription-based, we expect to see contributions from these additions in future quarters.”
“Finally, we began the third quarter by announcing the completion of our acquisition of the products division of Nexius, bringing a suite of wireless network analysis products to the comScore portfolio. We expect that this new capability will allow us to expand our addressable market and our reach in the global telecommunications industry by providing carrier-level analytics for the wireless market and supplements our existing organic growth. ”
Second Quarter 2010 Financial and Business Summary
(Dollars in millions, except per share data)

	2Q10	2Q09	Change
Revenue	$42.0	$31.4	33.8%
GAAP Income Before Income Taxes	$1.8	$2.6	-30.8%
GAAP Net Income	$0.8	$1.2	-33.3%
GAAP EPS	$0.03	$0.04	-25.0%
Adjusted EBITDA*	$9.0	$7.0	28.6%
Adjusted EBITDA Margin*	21.4%	22.3%	-4.0%
Non-GAAP Net Income*	$6.4	$5.2	23.1%
Non-GAAP EPS*	$0.20	$0.17	17.6%
Operating Cash Flow	$5.9	$9.4	-37.2%
Free Cash Flow*	$5.0	$8.1	-38.3%
Deferred Revenue	$51.7	$40.7	27.0%
Subscription Revenue	$36.5	$26.9	35.7%
Project Revenue	$5.5	$4.5	22.2%
Existing Customer Revenue	$38.1	$28.0	36.1%
New Customer Revenue	$3.9	$3.4	14.7%
International Revenue	$6.5	$4.5	44.4%
Customer Count	1,421	1,195	18.9%

*	A complete reconciliation of GAAP to non-GAAP historical results is set forth in the attachment to this press release.
Financial Outlook
Dr. Abraham concluded, “With our strong second quarter revenue growth, net customer adds, positive renewal rates, successful acquisitions of synergistic product lines, and broad-based marketplace momentum, we are more optimistic regarding our full year outlook. As a result of our positive second quarter performance as well as to reflect the expected effects of our recent acquisitions, we are increasing our full year 2010 revenue growth expectations to a range of 31% to 33% over full year 2009, which is greater than our prior expected range issued earlier this year. This anticipated growth includes an expected contribution of approximately $4.0 million from our recent Nexius acquisition. We continue to anticipate adjusted EBITDA margins in-line with our full-year 2009 performance, despite continued product and sales and marketing investments. We continue to believe that such investments are important to capitalize on current market trends as well as to manage our future expected growth.”
comScore’s expectations for the third quarter of 2010 are outlined in the table below:

Revenue	$44.3 million to $45.1 million

GAAP income before income taxes	$1.1 million to $1.4 million

Adjusted EBITDA*	$9.6 million to $10.0 million

Estimated fully-diluted shares	31.8 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to GAAP income before income taxes is set forth in the attachment to this press release.
Conference Call Information:
Management will provide commentary on the company’s results in a conference call on Thursday, July 29, 2010 at 8:00 am ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4217, Pass code 29937906
(International) 617-213-4869, Pass code 29937906
Replay Number: 888-286-8010, Pass code 43524273
(International) 617-801-6888, Pass code 43524273
Webcast (live and replay): http://ir.comscore.com/events.cfm
About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital marketing intelligence. For more information, please visit http://www.comscore.com/companyinfo.
Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.

For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of marketable securities, costs from acquisitions and restructurings, and the non-cash, deferred tax provision. comScore also reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.
In addition, comScore believes that Adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation and interest income (expenses), net. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.
The company believes that Adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from our core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.
The company believes that excluding certain costs from non-GAAP net income and EPS and from adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.
comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending as a key indicator of the company’s operating cash flow performance net of capital outlays.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to GAAP income before income taxes is set forth in the attachment to this press release.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the continued growth of its customer base; expectations regarding the impact and financial benefits of certain products, including Media Metrix 360 and the comScore AdEffx™ suite of advertising measurement products; expectations regarding the acquisition of Nexius and the resulting impact, opportunities and benefits to comScore; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to the market and economic environment and assumptions related to growth for the third quarter and the full year 2010. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to retain existing large customers and obtain new large customers; risks related to the domestic and global economies and the effects they may have on comScore, its industry or its customers; comScore’s ability to manage its growth, including through acquisitions; the impact of a change in methodology stemming from acquisitions or the development of new products; the rate of development of the Internet advertising and eCommerce markets; comScore’s ability to sell new or additional products and attract new customers; comScore’s ability to sell additional products and services to existing customers; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2009 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).
Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Contact:
Kenneth Tarpey
Chief Financial Officer
comScore, Inc.
(703) 438-2305
ktarpey@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenues	$41,962	$31,374	$78,101	$61,998

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below) (1)	12,374	9,695	22,733	19,731
Selling and marketing (1)	12,892	10,329	25,610	20,815
Research and development (1)	6,088	4,528	11,135	8,533
General and administrative (1)	8,167	4,015	14,373	8,522
Amortization of intangible assets resulting from acquisitions	658	327	1,165	647

Total expenses from operations	40,179	28,894	75,016	58,248

Income from operations	1,783	2,480	3,085	3,750
Interest and other income, net	40	134	154	309
(Loss) gain from foreign currency	(12)	7	(129)	19

Income before income taxes	1,811	2,621	3,110	4,078
Income tax provision	986	1,436	2,056	2,616

Net income	$825	$1,186	$1,054	$1,462

Net income available to common stockholders per common share:
Basic	$0.03	$0.04	$0.03	$0.05
Diluted	$0.03	$0.04	$0.03	$0.05

Weighted -average number of shares used in per share calculation - common stock
Basic	30,965,800	30,052,515	30,817,853	29,766,531
Diluted	31,736,718	31,008,672	31,625,650	30,736,912

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$246	$327	$476	$647
Selling and marketing	1,037	1,226	2,256	2,339
Research and development	315	306	579	544
General and administrative	1,889	672	2,850	1,301

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$81,327	$58,284
Short-term investments	4,649	29,833
Accounts receivable, net of allowances of $392 and $510, respectively	34,921	34,922
Prepaid expenses and other current assets	3,237	2,324
Deferred tax assets	8,885	11,044

Total current assets	133,019	136,407
Long-term investments	2,809	2,809
Property and equipment, net	21,230	17,302
Other non-current assets	190	193
Long-term deferred tax assets	11,040	9,938
Intangible assets, net	16,951	8,745
Goodwill	50,069	42,014

Total assets	$235,308	$217,408

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$2,272	$2,009
Accrued expenses	11,760	8,370
Deferred revenues	51,673	48,140
Deferred rent	1,275	1,231
Capital lease obligations	1,972	360

Total current liabilities	68,952	60,110
Deferred rent, long-term	8,128	8,210
Capital lease obligations, long-term	4,191	674
Other long-term liabilities	475	475

Total liabilities	81,746	69,469

Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	204,269	199,270
Accumulated other comprehensive income (loss)	(108)	324
Accumulated deficit	(50,630)	(51,685)

Total stockholders’ equity	153,562	147,939

Total liabilities and stockholders’ equity	$235,308	$217,408

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended
	June 30,
	2010	2009
	(unaudited)
Operating Activities:
Net income	$1,054	$1,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,486	3,197
Amortization of intangible assets resulting from acquisitions	1,166	647
Provisions for bad debts	17	271
Stock-based compensation	6,165	4,827
Amortization of deferred rent	(440)	(308)
Amortization of bond premium	173	229
Deferred tax provision	1,072	2,459
Loss on asset disposal	1	16

Changes in operating assets and liabilities:
Accounts receivable	1,623	5,003
Prepaid expenses and other current assets	47	(245)
Accounts payable, accrued expenses, and other liabilities	2,233	(3,491)
Deferred revenues	3,688	(2,710)
Deferred rent	407	331

Net cash provided by operating activities	20,692	11,688

Investing activities:
Acquisition, net of cash acquired	(16,788)	—
Purchase of investments	—	(36,336)
Sales and maturities of investments	25,324	26,297
Purchase of property and equipment	(2,624)	(4,142)

Net cash provided by (used in) investing activities	5,912	(14,181)

Financing activities:
Proceeds from the exercise of common stock options	789	290
Repurchase of common stock	(3,608)	(1,252)
Principal payments on capital lease obligations	(420)	(479)

Net cash used in financing activities	(3,239)	(1,441)

Effect of exchange rate changes on cash	(322)	701

Net increase (decrease) in cash and cash equivalents	23,043	(3,233)
Cash and cash equivalents at beginning of period	58,284	34,297

Cash and cash equivalents at end of period	$81,327	$31,064

Reconciliation from Income before income taxes to Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Income before income taxes	$1,811	$2,621	$3,110	$4,078
Deferred tax provision	(261)	(1,206)	(1,072)	(2,459)
Current cash tax provision	(725)	(230)	(984)	(157)

Net income	825	1,186	1,054	1,462

Amortization of acquired intangibles	658	327	1,165	647
Stock-based compensation (1)	3,489	2,531	6,165	4,831
Costs related to acquisitions and restructuring	1,176	—	1,975	—
Deferred tax provision	261	1,206	1,072	2,459

Non-GAAP net income	6,409	5,249	11,431	9,399

Current cash tax provision (benefit)	725	230	984	157
Depreciation	1,867	1,686	3,486	3,197
Interest income, net	(27)	(132)	(110)	(307)

Adjusted EBITDA	8,974	7,033	15,791	12,446
Adjusted EBITDA margin (%)	21%	22%	20%	20%

EPS (diluted)	$0.03	$0.04	$0.03	$0.05
Non-GAAP EPS (diluted)	$0.20	$0.17	$0.36	$0.31

(1)	The three months ended June 2010 includes $0.9 million related to market-based performance equity grants
Reconciliation from GAAP Operating Cash Flow to Free Cash Flow (dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Net cash provided by operating activities	$5,937	$9,413	$20,692	$11,688
Purchase of property and equipment	(935)	(1,288)	(2,624)	(4,142)

Free cash flow	$5,002	$8,125	$18,068	$7,546

Reconciliation from Income before income taxes to Adjusted EBITDA (Guidance) (dollars in thousands)
Forecasted amounts for the three months ended September 30, 2010 are based on the mid-points of the range of guidance provided herein
The three months ended September 30, 2009 reflect reported results

	Three Months Ended
	September 30,
	2010	2009
	(unaudited)
Revenues	$44,700	$31,916

Income before income taxes	$1,250	$2,773
Amortization of acquired intangibles	1,100	385
Stock-based compensation (1)	4,800	2,551
Costs related to acquisitions and restructuring	600	112
Depreciation	2,100	1,727
Interest (income) expense, net	(50)	(131)

Adjusted EBITDA	$9,800	$7,417

Adjusted EBITDA margin (%)	22%	23%

(1)	The three months ended September 2010 includes an estimated $1.4 million from market-based performance equity grants